                        As of May 1, 1998


NCI Building Systems, Inc.
7301 Fairview
Houston, Texas 77041
Attn: Robert J. Medlock
      Chief Financial Officer

     Re:  First Amendment to Credit Agreement

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of March 25, 1998 (the "CREDIT AGREEMENT"), among NCI Building Systems ("BORROWER"), NationsBank of Texas, N.A., as Administrative Agent ("AGENT"), NationsBanc Montgomery Securities LLC, as Syndication Agent, Swiss Bank Corporation, as Documentation Agent, and the financial institutions named therein (collectively, "LENDERS"). Unless otherwise indicated, all capitalized terms herein are used as defined in the Credit Agreement.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantors, Agent and Lenders agree as follows:

     1.   CERTAIN DEFINITIONS.

          (a) The definition of "APPLICABLE MARGIN" in SECTION 1.1 of the Credit Agreement is hereby amended by replacing the table therein with the following table:

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
       RATIO OF FUNDED DEBT                         APPLICABLE MARGIN FOR               APPLICABLE
           TO EBITDA                                   BASE RATE LOANS          MARGIN FOR EURODOLLAR LOANS
------------------------------------------------------------------------------------------------------------
 Equal to or greater than 4.0 to 1.0                         0.500%                        2.000%
------------------------------------------------------------------------------------------------------------
 Less than 4.0 to 1.0, but greater than 3.75 to              0.500%                        2.000%
 1.0                                              (0.250% if Subordinated Debt  (1.750% if Subordinated Debt
                                                       equals or exceeds              equals or exceeds
                                                         $200,000,000)                  $200,000,000)
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
       RATIO OF FUNDED DEBT                         APPLICABLE MARGIN FOR               APPLICABLE
           TO EBITDA                                   BASE RATE LOANS          MARGIN FOR EURODOLLAR LOANS
------------------------------------------------------------------------------------------------------------
 Less than or equal to 3.75 to 1.0, but greater              0.250%                        1.750%
 than 3.25 to 1.0                                   (0% if Subordinated Debt       (1.500% if Subordinated
                                                       equals or exceeds           Debt equals or exceeds
                                                         $200,000,000)                  $200,000,000)
------------------------------------------------------------------------------------------------------------
 Less than or equal to 3.25 to 1.0, but greater                0%                          1.375%
 than 2.5 to 1.0
------------------------------------------------------------------------------------------------------------
 Less than or equal to 2.5 to 1.0, but greater                 0%                          1.000%
 than 2.0 to 1.0
------------------------------------------------------------------------------------------------------------
 Less than or equal to 2.0 to 1.0                              0%                          0.750%
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

          (b) The definition of "EBITDA" in SECTION 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                    EBITDA means, in respect of any period, the following
               (calculated on a consolidated basis for the Companies in accordance with GAAP, and using PRO FORMA combined information for the Companies and Amatek and its Subsidiaries for any fiscal period (or portion thereof) of Borrower prior to the Acquisition, including amounts expended by Amatek and its Subsidiaries for corporate overhead and executive employee compensation): the sum of
               (a) net income before interest expenses, Taxes, non-cash operating charges (such as depreciation and amortization expense), non-cash charges in respect of pension and retiree benefits, and extraordinary gains and losses; plus (b) expenses incurred by Borrower in connection with the Acquisition during the fiscal quarters of Borrower ending on April 30, 1998, and July 31, 1998, up to an aggregate maximum amount for both quarters of $5,000,000; plus (c) for each of the following fiscal periods, the following amounts (without duplication): $10,000,000 for the four fiscal quarters of Borrower ending on July 31, 1998; $7,500,000 for the four fiscal quarters of Borrower ending on October 31, 1998, $5,000,000 for the four fiscal quarters of Borrower ending on January 31, 1999; and $2,500,000 for the four fiscal quarters of Borrower ending on April 30, 1999.

          (c) The definition of "GUARANTORS" in SECTION 1.1 of the Credit Agreement is hereby amended by changing the name "A&S Building Interests, Inc." to "A&S Business Interests, Inc."

          (d) Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition (in proper alphabetical order):

                    SUBORDINATED DEBT means Funded Debt which is
               contractually subordinated or junior in right of payment to the Obligation on terms satisfactory to Determining Lenders.

     2. SECURITY. SECTION 5.2 of the Credit Agreement is hereby amended by adding the underlined language shown below, so that the entire section shall read as follows:

               5.2 COLLATERAL. Full and complete payment of the Obligation shall be secured through the execution and delivery of Pledge Agreements and Assignments of Partnership Interests with respect to (a) all capital stock, partnership interests or other equity interests of any Company in any domestic direct or indirect Subsidiaries, AND (b) THE CAPITAL STOCK, PARTNERSHIP INTERESTS OR OTHER EQUITY INTERESTS OF ANY COMPANY IN ANY FOREIGN DIRECT OR INDIRECT SUBSIDIARIES (OTHER THAN BUILDING SYSTEMS DE MEXICO, S.A. DE C.V.), UP TO A MAXIMUM OF 65% OF TOTAL COMBINED VOTING POWER OF ALL CLASSES OF EQUITY INTERESTS IN SUCH SUBSIDIARY WHICH ARE ENTITLED TO VOTE (TOGETHER WITH proceeds thereof and any additional collateral ever furnished under SECTIONS 2.3(h), 3.11(b) OR 5.3, the "COLLATERAL").

     3. DEBT. SECTION 9.4 of the Credit Agreement is hereby amended by changing the words "Funded Debt" to "Debt," so that such section shall read as follows:

               9.4 DEBT. No Company may create, incur or suffer to exist any Debt, OTHER THAN Permitted Debt.

     4. DIVIDENDS AND DISTRIBUTIONS. The first sentence of SECTION 9.9 of the Credit Agreement is hereby amended, so that the entire section shall read as follows:

               9.9 DIVIDENDS AND DISTRIBUTIONS. Borrower may not declare, make or pay any Distribution, OTHER THAN Distributions declared, made or paid by Borrower wholly in the form of its capital stock. No Company shall enter into any arrangement or agreement (OTHER THAN this Agreement) that prohibits it from paying dividends or other distributions to its shareholders (OTHER THAN prohibitions with respect to Borrower contained in the Indenture governing Borrower's proposed issuance of up to $200,000,000 of Subordinated Debt).

     5. MINIMUM NET WORTH. SECTION 10.1 of the Credit Agreement is hereby amended by changing the date "October 31, 1998" to "July 31, 1998."

     6. MAXIMUM LEVERAGE RATIO. SECTION 10.2 of the Credit Agreement is hereby amended by inserting the following line at the beginning of the table set forth therein:

          July 31, 1998       4.50 to 1.00

     7. MAXIMUM DEBT RATIO. SECTION 10.3 of the Credit Agreement is hereby amended by inserting the following line at the beginning of the table set forth therein:

          July 31, 1998       4.50 to 1.00

     8. MINIMUM FIXED CHARGE COVERAGE RATIO. SECTION 10.4 of the Credit Agreement is hereby amended by inserting the following line at the beginning of the table set forth therein:

          July 31, 1998       1.25 to 1.00

     9. CONDITIONS PRECEDENT TO FUTURE ADVANCES. Lenders will not be obligated to make any further Advances, and this instrument shall not become effective, unless and until Agent receives (a) counterparts of this instrument executed by Borrower, each Guarantor and each Lender, and (b) such other items related to the transactions contemplated by this instrument as Agent may reasonably request.

     10. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required, and agrees to furnish Agent with evidence of such authorization and approval upon request.

     11. FEES AND EXPENSES. Borrower agrees to pay the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this instrument.

     12. LOAN DOCUMENT; EFFECT. This instrument is a Loan Document and, therefor, is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument, the Loan Documents are and shall be unchanged and shall remain in full force and effect. In the event of any inconsistency between the terms of the Credit Agreement as hereby modified (the "AMENDED AGREEMENT") and any other Loan Documents, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement. Borrower hereby releases Agent and Lenders from any liability for actions or failures to act in connection with the Loan Documents prior to the date hereof.

     13. NO WAIVER OF DEFAULTS. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Borrower, Guarantors, Agent and Lenders and their respective successors and assigns.

     14. FORM. Each agreement, document, instrument or other writing to be furnished Agent or Lenders under any provision of this instrument must be in form and substance satisfactory to Agent and its counsel.

     15. MULTIPLE COUNTERPARTS. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower, Guarantors, Agent and all Lenders to execute the same counterpart hereof so long as Borrower, each Guarantor, Agent and each Lender execute a counterpart hereof.

     16. FINAL AGREEMENT. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     If the foregoing terms and conditions are acceptable to Borrower and Guarantors, Borrower and Guarantors should indicate its acceptance by signing in the space provided below, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Agent, Lenders, Borrower and Guarantors and their respective successors and assigns.

                            Very truly yours,

                            NATIONSBANK OF TEXAS, N.A.
                            AS ADMINISTRATIVE AGENT AND A LENDER


                            By: /s/ Richard L. Nichols, Jr.
                               -------------------------------------------------
                            Name: Richard L. Nichols, Jr.
                                 -----------------------------------------------
                            Title: Vice President
                                  ----------------------------------------------


                            SWISS BANK CORPORATION,
                            STAMFORD BRANCH,
                            AS DOCUMENTATION AGENT AND A LENDER


                            By: /s/ Gary Riddell
                               -------------------------------------------------
                            Name: Gary Riddell
                                 -----------------------------------------------
                            Title: Executive Director, Credit Risk Management
                                  ----------------------------------------------


                            By: /s/ Dorothy McKinley
                               -------------------------------------------------
                            Name: Dorothy McKinley
                                 -----------------------------------------------
                            Title: Associate Director Loan Portfolio Support, US
                                  ----------------------------------------------

     Accepted and agreed to as of the day and year first set forth in the foregoing letter.


                              NCI BUILDING SYSTEMS, INC.


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------


                          GUARANTORS' CONSENT AND AGREEMENT

     As an inducement to Agent and Lenders to execute, and in consideration of Agent's and Lenders' execution of the foregoing, the undersigned hereby consent thereto and agree that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under the Guaranty dated as of May 1, 1998, executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure the Obligation. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Agent and Lenders, and respective successors and assigns of each.


                              A & S BUSINESS INTERESTS, INC.


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------


                              A & S BUILDING SYSTEMS, L.P.

                              By: NCI OPERATING CORP.,
                                  as General Partner


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------

                              NCI BUILDING SYSTEMS, L.P.

                              By:  NCI OPERATING CORP.,
                                   as General Partner


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------


                              NCI HOLDING CORP.


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Treasurer
                                    --------------------------------------------


                              NCI OPERATING CORP.


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------


                              METAL BUILDING COMPONENTS HOLDING, INC.


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Treasurer
                                    --------------------------------------------

                              METAL COATERS HOLDING, INC.


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Treasurer
                                    --------------------------------------------


                              MBCI OPERATING, L.P.

                              By:  NCI Operating Corp., as General Partner


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------


                              METAL COATERS OPERATING, L.P.

                              By:  NCI Operating Corp., as General Partner


                              By: /s/ Robert J. Medlock
                                 -----------------------------------------------
                              Name: Robert J. Medlock
                                   ---------------------------------------------
                              Title: Vice President and Chief Financial Officer
                                    --------------------------------------------